(a)(63)

ING EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: May 22, 2013

The undersigned, being a majority of the Trustees of ING Equity Trust (“IET”), a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Declaration of Trust, dated February 25, 2003, as amended, hereby amend the Establishment and Designation of Series and Classes to establish Class R6 shares for ING Large Cap Value Fund (formerly, ING Equity Dividend Fund) and ING MidCap Opportunities Fund (formerly, Pilgrim Midcap Opportunities Fund and Northstar Mid-Cap Growth Fund), as follows:

A.            Paragraph 1 of the Establishment and Designation of Series and Classes with respect to ING Large Cap Value Fund, dated November 19, 2007, as amended June 1, 2009, July 1, 2011, May 18, 2012, and January 9, 2013, is hereby further amended as follows:

1.                                      The Fund shall be designated ING Large Cap Value Fund.  The Classes thereof shall be designated as follows:

ING Large Cap Value Fund Class A

ING Large Cap Value Fund Class B

ING Large Cap Value Fund Class C

ING Large Cap Value Fund Class I

ING Large Cap Value Fund Class O

ING Large Cap Value Fund Class R

ING Large Cap Value Fund Class R6

ING Large Cap Value Fund Class W

B.            Paragraph 1 of the Establishment and Designation of Series and Classes with respect to ING MidCap Opportunities Fund, dated July 29, 1998, as amended November 1, 1999, November 16, 1999, February 20, 2002, May 30, 2008, June 1, 2009, December 7, 2009, and July 1, 2011, is hereby further amended as follows:

1.                                      The Fund shall be designated ING MidCap Opportunities Fund.  The Classes thereof shall be designated as follows:  ING MidCap Opportunities Fund Class A, ING MidCap Opportunities Fund Class B, ING MidCap Opportunities Fund Class C, ING MidCap Opportunities Fund Class I, ING MidCap Opportunities Fund Class O, ING MidCap Opportunities Fund Class R, ING MidCap Opportunities Fund Class R6, and ING MidCap Opportunities Fund Class W.

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IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes this 6th day of September, 2012.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee